Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2023, relating to the supplemental combined financial statements of Crane Company appearing in the Annual Report on Form 10-K (File No: 1-41570) of Crane Company for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Stamford, Connecticut
April 3, 2023